Exhibit 5.1

Davis & Gilbert LLP

1740 Broadway

New York, New York 10019

(212) 468-4800

September 21, 2004

WPP Finance (UK)

WPP Group plc

27 Farm Street

London W1J 5RJ England

Ladies and Gentlemen:

We have acted as U.S. counsel to WPP Finance (UK), an unlimited liability company incorporated under the laws of England and Wales (the “Issuer”), and WPP Group plc, a public limited company incorporated under the laws of England and Wales (the “Company”), in connection with the preparation of the Registration Statement on Form F-4 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed exchange of up to $650,000,000 aggregate principal amount of 5.875% Notes due 2014 (the “New Notes”) of the Issuer for a like principal amount of the Issuer’s issued and outstanding $650,000,000 aggregate principal amount of 5.875% Notes due 2014 (the “Old Notes”). The Company will fully and unconditionally guarantee the obligations of the Issuer under the New Notes on a senior, unsecured basis (the “Guarantees”).

In rendering the opinions expressed below, we have examined the Indenture, dated as of June 23, 2004 (the “Base Indenture”), and the First Supplemental Indenture, dated as of June 23, 2004 (the “First Supplemental Indenture”; the Base Indenture, as supplemented by the First Supplemental Indenture, herein referred to as the “Indenture”), each among the Issuer, the Company and Citibank, N.A., as Trustee (the “Trustee”). The Indenture, the New Notes and the Guarantees are referred to collectively herein as the “Agreements.” We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and letters of public officials, such other instruments and such legal matters as we have deemed necessary as the basis for the opinions hereinafter expressed.

For the purposes hereof, we have assumed, with your permission and without independent verification of any kind; (a) that the signatures of persons signing all documents in connection with which this opinion is rendered are genuine and authorized; (b) the legal capacity of all natural persons; (c) that all documents submitted to us as originals or duplicate originals are authentic; and (d) that all documents submitted to us as copies, whether certified or not, conform to authentic original documents. As to questions of fact relevant to this opinion, we have assumed the accuracy of the representations and warranties of the Issuer and the Company

DAVIS & GILBERT LLP

WPP Finance (UK)

WPP Group plc

September 21, 2004

in the applicable Agreements and have relied upon certificates and oral or written statements and other information of public officials, officers and representatives of the Issuer and the Company.

In rendering the opinions expressed below, we have assumed, with your permission and without any independent investigation or verification of any kind, that: (i) each party to the Agreements (individually, the “Party” and collectively, the “Parties”) has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation and of each other jurisdiction in which the conduct of its business or the ownership of its property makes qualification to do business necessary; (ii) each of the Parties has full power and authority to execute, deliver and perform the Agreements to which it is a party; (iii) the Agreements have been duly authorized by all necessary corporate action on the part of the Issuer and the Company and have been duly executed and delivered by the Issuer and the Company; (iv) the execution, delivery and performance of the Agreements by each of the Parties does not and will not violate the charter, by-laws, memorandum of association, articles of association or other organizational documents of any of the Parties, and (v) the performance of all obligations of the Trustee under the Indenture have been duly authorized by all requisite action by the Trustee, and the Indenture has been duly executed and delivered by the Trustee and is a valid and binding agreement of the Trustee enforceable against the Trustee in accordance with its terms.

We have also assumed that, so far as the laws of England are concerned, the Indenture, the Notes and the Guarantees constitute legal, valid and binding obligations of the Issuer and the Guarantor and that such laws do not qualify or affect our opinion as set out below.

Based on the foregoing, and such examination of law as we have deemed necessary, we are of the opinion that:

1. The Indenture constitutes a valid and legally binding obligation of the Issuer and the Company enforceable against the Issuer and the Company in accordance with its terms, except (i) as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditor’s rights generally, and (ii) as enforcement thereof is subject to general principles of equity (regardless whether enforcement is considered in a proceeding in equity or at law).

2. Assuming due authentication of the New Notes by the Trustee and upon delivery thereof in exchange for the Old Notes, the New Notes will constitute valid and legally binding obligations of the Issuer enforceable against the Issuer in accordance with their terms and entitled to the benefits of the Indenture, except (i) as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally,

DAVIS & GILBERT LLP

WPP Finance (UK)

WPP Group plc

September 21, 2004

and (ii) as enforcement thereof is subject to general principles of equity (regardless whether enforcement is considered in a proceeding in equity or at law).

3. The statements made in the Registration Statement under the caption “Taxation–Material United States Federal Income Tax Considerations,” insofar as they purport to constitute summaries of matters of U.S. federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

Our opinions are subject to the qualifications that:

A. No opinion is given herein as to (i) the availability of the right to accelerate any obligation and certain remedies provided for in the Agreements in the event of a nonmaterial default or (ii) the enforceability of any provision of the Agreements relating to cumulation of remedies or waiving the remedy of specific performance.

B. We express no opinion as to the enforceability of any contractual provision in the Agreements relating to waiver of jury trial, process or other procedural right, to the extent enforcement thereof is contrary to federal or state securities laws and the public policy underlying such laws.

C. We express no opinion as to the enforceability of any right or obligation to the extent that the same has been varied by course of dealing or performance.

The opinions set forth in this letter relate only to the federal laws of the United States of America and the laws of the State of New York.

DAVIS & GILBERT LLP

WPP Finance (UK)

WPP Group plc

September 21, 2004

This opinion letter is issued on the date hereof. Our engagement with respect to this opinion does not require and shall not be construed to constitute a continuing obligation on our part to notify or otherwise inform the addressees hereof of the amendment, repeal or other modification of the applicable laws or judicial decisions that served as the basis for our opinion or laws or judicial decisions hereafter enacted or rendered which impact on our opinion.

This letter is furnished by us as U.S. counsel to the Issuer and the Company to you and is solely for your benefit and may not be furnished to or relied upon by any other person, firm or entity whatsoever for any purpose.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus that is included in the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Davis & Gilbert LLP